EX-99.B-77C

                        UNITED ASSET STRATEGY FUND, INC.

SUB-ITEM 77C:  Submission of matters to a vote of security
               holders:

(a)  A Special Meeting of Shareholders was held June 22, 1999.

(b)  Auditors were approved.

(c)  Matters voted upon at the Special Meeting:

Item 1.        To elect the Board of Directors:

                                                   Broker
                                For    Withhold   Non-Votes*
J. Concannon              3,245,903     106,285       0
J. Dillingham             3,245,187     107,001       0
D. Gardner                3,227,264     124,924       0
L. Graves                 3,240,689     111,499       0
J. Harroz Jr.             3,234,314     117,874       0
J. Hayes                  3,235,625     116,563       0
R. Hechler                3,245,903     106,285       0
H. Herrmann               3,245,903     106,285       0
G. Johnson                3,221,567     130,621       0
W. Morgan                 3,236,362     115,826       0
R. Reimer                 3,231,721     120,467       0
F. Ross                   3,245,187     107,001       0
E. Schwartz               3,229,868     122,320       0
K. Tucker                 3,245,785     106,403       0
F. Vogel                  3,245,903     106,285       0

Item 2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent accountants for its current fiscal year:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
             3,213,995       37,777     100,416       0

Item 3. To approve or disapprove the amendment to the Fund's investment management agreement with Waddell & Reed Investment Management Company:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
             3,023,457      187,874     140,857       0

Item 4. To approve or disapprove amendment of the Fund's policy regarding securities lending:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
             3,054,953      135,064     162,171        0

Item 5. To approve or disapprove the Fund's Articles of Incorporation to change the par value of Fund shares to $0.001:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
             3,021,112      115,285     215,791        0

*Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.